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                   MERGER AGREEMENT AND PLAN OF REORGANIZATION





                         Dated as of September 15, 1998

                                  by and among



                            CRESCENT GOLD CORPORATION

                                       and




                          IN STORE MEDIA SYSTEMS, INC.



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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I
  THE MERGER...................................................................1
  SECTION 1.1  The Merger......................................................1
  SECTION 1.2  Effective Time of the Merger....................................1

ARTICLE II
  PRE-CLOSING ACTIONS BY PARENT CORPORATION....................................2
  SECTION 2.1  Parent Outstanding Shares.......................................2
  SECTION 2.2  Directors.......................................................2

ARTICLE III
  CONVERSION OF SHARES.........................................................2
  SECTION 3.1  Conversion of Company Shares In the Merger......................2
  SECTION 3.2  {RESERVED}......................................................2
  SECTION 3.3  Exchange of Certificates........................................3
  SECTION 3.4  Conversion of Options and Warrants..............................3
  SECTION 3.5  No Fractional Securities........................................3
  SECTION 3.6  Closing.........................................................3

ARTICLE IV
  REPRESENTATIONS AND WARRANTIES OF PARENT.....................................5
  SECTION 4.1  Organization and Qualification..................................5
  SECTION 4.2  Capitalization..................................................5
  SECTION 4.3  Subsidiaries....................................................6
  SECTION 4.4  Authority; Non-Contravention; Approvals.........................6
  SECTION 4.5  Reports and Financial Statements................................7
  SECTION 4.6  Absence of Undisclosed Liabilities..............................8
  SECTION 4.7  Absence of Certain Changes or Events............................8
  SECTION 4.8  Litigation......................................................8
  SECTION 4.9  No Violation of Law.............................................8
  SECTION 4.10 Compliance with Agreements......................................8
  SECTION 4.11 Taxes...........................................................9
  SECTION 4.12 Employee Benefit Plan: ERISA....................................9
  SECTION 4.13 Investment Company Act..........................................9
  SECTION 4.14 Labor Controversies............................................10
  SECTION 4.15 Certain Agreements.............................................10

ARTICLE V
  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................10
  SECTION 5.1  Organization and Qualification.................................10
  SECTION 5.2  Capitalization.................................................11
  SECTION 5.3  Authority; Non-Contravention; Approvals........................11

ARTICLE VI
  ADDITIONAL AGREEMENTS.......................................................12
  SECTION 6.1  Access to Information..........................................12
  SECTION 6.2  Company Stockholders' Approval.................................13
  SECTION 6.3  Expenses.......................................................13
  SECTION 6.4  Agreement to Cooperate.........................................13

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  SECTION 6.5  Public Statements..............................................13
  SECTION 6.6  Company Principal Shareholder Agreement........................13

ARTICLE VII
  CONDITIONS..................................................................13
  SECTION 7.1  Conditions to Each Party's Obligation to Effect the Merger.....13
  SECTION 7.2  Conditions to Obligation of the Company to Effect the Merger...14
  SECTION 7.3  Conditions to Obligations of Parent to Effect the Merger.......15

ARTICLE VIII
  TERMINATION, AMENDMENT AND WAIVER...........................................16
  SECTION 8.1  Termination....................................................16
  SECTION 8.2  Effect of Termination..........................................16
  SECTION 8.3  Amendment......................................................16
  SECTION 8.4  Waiver.........................................................16

ARTICLE IX
  GENERAL PROVISIONS..........................................................16
  SECTION 9.1  Survival of Representations and Warranties.....................16
  SECTION 9.2  Brokers........................................................16
  SECTION 9.3  Notices........................................................17
  SECTION 9.4  Interpretation.................................................17
  SECTION 9.5  Miscellaneous..................................................17
  SECTION 9.6  Counterparts...................................................17
  SECTION 9.7  Parties in Interest............................................17

EXHIBITS

  A-1          Colorado Articles of Merger
  A-2          Nevada Articles of Merger
  B            Certificate of Amendment
  C            Parent's Financial Statements
  D            Company Principal Shareholder Agreement
  E            Parent Legal Opinion


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                  MERGER AGREEMENT AND PLAN OF REORGANIZATION

         MERGER AGREEMENT AND PLAN OF REORGANIZATION, dated as of September 15, 1998 (the "Agreement") is entered into by and among Crescent Gold Corporation, a Nevada corporation ("Parent") and In Store Media Systems, Inc., a Colorado corporation (the "COMPANY").

                                    RECITALS

         WHEREAS, the Boards of Directors of Parent and the Company have approved the merger of the Company with and into Parent pursuant to this Agreement (the "Merger") and the transactions contemplated hereby upon the terms and subject to the conditions set forth herein; and

         WHEREAS, it is intended that Parent and the Company and their respective stockholders will recognize no gain or loss for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder as a result of the consummation of the Merger;

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:


                                    ARTICLE I
                                   THE MERGER

SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time in accordance with Colorado and Nevada law, the Company shall be merged with and into Parent and the separate existence of the Company shall thereupon cease. Parent shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the Surviving Corporation").

SECTION 1.2 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at such time (the "Effective Time") as the Articles of Merger, in the form set forth as Exhibit A hereto, are filed with the Secretaries of State of the State of Colorado and Nevada (the "Merger Filings"): such filings shall be made simultaneously with or as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with Section 3.6.


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                                   ARTICLE II
                    PRE-CLOSING ACTIONS BY PARENT CORPORATION

SECTION 2.1 PARENT OUTSTANDING SHARES. Prior to the Closing, Parent shall take such actions as are necessary to ensure that Parent shall have authorized for issuance 100,000,000 shares of Common Stock, par value $.001 per share, 6,000,000 of which shall be issued and outstanding, and 5,000,000 shares of preferred stock, none of which shall be issued. Prior to or concurrently with the making of the Merger Filings, Parent shall file with the Secretary of State of Nevada a certificate of amendment to the Articles of Incorporation of the Parent substantially in the form attached hereto as Exhibit B (the "Amendment Filing").

SECTION 2.2 DIRECTORS. Immediately prior to the Merger, Parent shall amend its By-laws to cause the authorized number of its directors to be increased to five
(5). The Board of Directors of Parent shall take such corporate action as may be necessary to cause Parent's Board of Directors to be comprised of (i) four (4) members selected from and designated by the Board of Directors of the Company immediately prior to the Effective Time and (ii) one member selected by Parent. Prior to Closing, all existing Directors of Parent (other than the one continuing Director) shall deliver to the Company his or her resignation which resignation shall become effective as of the Effective Time.


                                   ARTICLE III
                              CONVERSION OF SHARES

SECTION 3.1 CONVERSION OR COMPANY SHARES IN THE MERGER. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company each issued and outstanding share of Common Stock of the Company ("Company Common Stock"), shall be converted into the right to receive, and become exchangeable for, a pro rata portion of 44,000,000 shares of validly issued, fully paid and nonassessable share of common stock of Parent ("Parent Common Stock"), as determined by multiplying each such issued and outstanding share of Company Common Stock by the Exchange Ratio. For purposes of this Agreement, the Exchange Ratio shall be equal to a fraction the numerator of which shall be equal to 44,000,000, and the denominator of which shall be equal to the aggregate number of shares of Company Common Stock outstanding as of the Effective Time.

SECTION 3.2  {RESERVED}



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SECTION 3.3 EXCHANGE OF CERTIFICATES.

         (a) From and after the Effective Time, each holder of an outstanding certificate which immediately prior to the Effective Time represented shares of Company Common Stock shall be entitled to receive in exchange therefor, upon surrender thereof to an exchange agent selected by Parent (the "Exchange Agent"), a certificate or certificates theretofore representing the number of whole shares of Parent Common Stock to which such holder is entitled pursuant to
Section 3.1.

         (b) Promptly after the Effective Time, Parent shall make available to the Exchange Agent the certificates representing shares of Parent Common Stock required to effect the exchange referred to in Section 3.3(a).

SECTION 3.4 CONVERSION OF OPTIONS AND WARRANTS. At the Effective Time, each option, warrant or other right to acquire or purchase shares of Company Common Stock (the "Options") shall automatically, and without any action required by the holders thereof, convert into the right to purchase or acquire a number of shares of Parent Common Stock multiplied by the Exchange Ratio at an exercise price equal to the original exercise price divided by the Exchange Ratio. Each Option holder may, but shall not be obligated to, submit his or her agreement or other evidence of the Options and shall be entitled to receive a new agreement or other evidence of an option to purchase Parent Common Stock having the same terms and conditions.

SECTION 3.5 NO FRACTIONAL SECURITIES. Notwithstanding any other provision of this Agreement, no certificates or scrip for fractional shares of Parent Common Stock shall be issued in the Merger and no Parent Common Stock dividend, stock split or interest shall relate to any fractional security. In lieu of any such fractional shares, each holder of Company Common Stock who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock upon surrender of Company Common stock certificates for exchange pursuant to this
Article III shall be entitled to receive from Parent a stock certificate representing the next highest whole number of shares.

SECTION 3.6 CLOSING.

         (a) The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Jeffers, Wilson, Shaff & Falk, LLP, on the business day immediately after the last of the conditions set forth in Article VII hereof is fulfi11ee or waived, or at such other time and place as Parent and the Company shall agree (the date on which the Closing occurs being the "Closing Date").

         (b) Deliveries by Company to Parent. On the Closing Date, the Company will deliver to Parent the following:

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                  (i) a certificate from the appropriate Secretary of State or other similar government official of the State of Colorado as to the good standing of the Company, as of a date within five (5) days of the Closing Date;

                  (ii) copies of the resolutions or consents of the Board of Directors of Company approving the Merger and the other agreements and transactions contemplated hereby, certified by the corporate secretary or assistant corporate secretary of the Company, and certified copies of the resolutions or consents, in form and substance reasonably satisfactory to Parent, certified by the corporate secretary or assistant corporate secretary of the Company, constituting shareholder approval of the Merger and all other agreements and transactions contemplated hereby by all of the stockholders- of the Company;

                  (iii) the officers' certificates referred to in Section 7.3(a) hereof;

                  (iv) an executed copy of the Company Principal Shareholder Agreement referred to in Section 6.6 hereof;

                  (v) a certificate of the corporate secretary or an assistant corporate secretary of the Company certifying the name, title and true signature of each officer of Company executing any of the other documents and certificates to be delivered pursuant to or in connection with this Agreement, as applicable; and

                  (vi) such other documents as are required to be delivered prior to or on the Closing Date pursuant to this Agreement or as may reasonably be requested by Parent.

         (c) Deliveries by Parent. On the Closing Date, Parent will deliver to Company the following:

                  (i) a copy of the charter of Parent certified as of a date within five (5) days of the Closing Date by the Secretary of State of the state of incorporation of each such corporation and certified by the corporate secretary or an assistant corporate secretary of Parent as to the absence of any amendments between the dates of certification by such official and the Closing Date;

                  (ii) a certificate from the appropriate Secretary of State or other similar government official of the jurisdiction of incorporation as to the good standing of the Parent and each of its subsidiaries, as of a date within five (5) days of the Closing Date;

                  (iii) copies of the resolutions or consents of the Board of Directors of Parent approving the Merger, the issuance of Parent Common Stock subject hereto and the other agreements and transactions contemplated hereby, as applicable, and, certified by the corporate secretary or an assistant corporate secretary of Parent;


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                  (iv) the officers' certificates referred to in Section 7.2(a)
         hereof;

                  (v) a certificate of the corporate secretary or an assistant corporate secretary of Parent certifying the name, title and true signature at each officer of Parent any of the Agreements and the other documents and certificates to be delivered pursuant to or in connection with this Agreement;

                  (vi) all Approvals from third parties as are required for Parent to consummate the Merger and the other transactions contemplated by the Agreements hereto; and

                  (vii) such other documents as are required to be delivered prior to or on the Closing Date pursuant to this Agreement or as may be reasonably requested by Company.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent represents and warrants to the Company as follows:

SECTION 4.1 ORGANIZATION AND QUALIFICATION Parent is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Parent is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary. True, accurate and complete copies of Parent's Articles of Incorporation and By-laws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to the Company.

SECTION 4.2 CAPITALIZATION.

         (a) The authorized capital stock of Parent consists at 2,500,000 shares of Parent Common Stock, $.O1 par value per share. As of the date hereof, all of the issued and outstanding capital stack of Parent was as set forth on Schedule 4.2(a) hereto. All of the issued and outstanding shares of Parent Common Stock are validly issued, fully paid, nonasseasable and free of preemptive rights.

         (b) As of the date hereof, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating Parent or any subsidiary of Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Parent of obligating Parent or any subsidiary of Parent to grant, extend or enter into any such agreement of commitment, except for this Agreement. There are no voting trusts, proxies or other agreements or understandings to

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which Parent or any subsidiary of Parent is a party of is bound with respect to the voting of any shares of capital stock of Parent. The shares of Parent Common Stock issued to stockholders of the Company in the Merger will be at the Effective Time duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights,

         (c) The Parent Common Stock is duly approved for trading on the National Association of Securities Dealers Automated Quotation System, Electronic Bulletin Board.

SECTION 4.3 SUBSIDIARIES Each direct and indirect corporate subsidiary of Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each subsidiary of Parent is qualified to do business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all such other failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Parent and its subsidiaries, taken as a whole. All of the outstanding shares of capital stock of each corporate subsidiary of Parent are validly issued, filly paid, nonassessable and free of preemptive rights, and those owned directly or indirectly by Parent are owned free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever. There are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock of any corporate subsidiary of Parent, including any right of conversion or exchange under any outstanding security, instrument or agreement. As used in this Agreement, the term "subsidiary" shall mean any corporation, partnership, joint venture or other entity of which the specified entity, directly or indirectly, controls or which the specified entity (either acting alone or together with its other subsidiaries) owns, directly or indirectly, 50% or more of the stock or other voting interests, the holders of which are, ordinarily or generally, in the absence of contingencies (which contingencies have not occurred) or understandings (which understandings have not yet been required to be performed) entitled to vote for the election of a majority of the board of directors or any similar governing body.

SECTION 4.4 AUTHORITY; NON-CONTRAVENTION; APPROVALS.

         (a) Parent has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation by Parent of the transactions contemplated hereby, have been duly authorized by Parent's Boards of Directors and shareholders, and no other corporate proceedings on the part of Parent are necessary to authorize the execution and delivery of this Agreement and the consummation by Parent of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent, and, assuming the due authorization, execution

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and delivery hereof by the Company, constitutes a valid and binding agreement of
Parent enforceable against it in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (b) general equitable principles.

         (b) The execution and delivery of this Agreement by each of Parent do not, and the consummation by Parent of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or by-laws of Parent or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Parent or any of its subsidiaries or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument obligation or agreement of any kind to which Parent or any of the subsidiaries is now a party or by which Parent or any of its subsidiaries or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not in the aggregate, have a material adverse elect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Parent and its subsidiaries, taken as a whole.

         (c) Except for the making of the Merger Filings with the Secretaries of State of the State of Colorado and Nevada in connection with the Merger, and the making of the Amendment Filing with the Secretary of State of Nevada, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Parent and its subsidiaries, taken as a whole.

SECTION 4.5 REPORTS AND FINANCIAL STATEMENTS. Parent has previously delivered to the Company copies of its financial statement for the fiscal year ended December 31, 1996 (the "Parent's Financial Statements"); (b) minutes of all meetings of its directors and stockholders (whether annual or special) and actions by written consent in lieu of directors and stockholders meeting from inception until the date hereof. The Parent's Financial Statements have been prepared in accordance with generally accepted accounting principles applied on an consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial

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position of Parent and its subsidiaries as of the dates thereof and the results of the operations and changes in financial position for the periods then ended, subject, to normal year-end adjustments and any other adjustments described therein.

SECTION 4.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as expressly disclosed and described in Parent's Financial Statements, neither Parent nor any of its subsidiaries had at December 31, 1996, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except liabilities, obligations or contingencies which are accrued or reserved against in the Parent's Financial Statements or reflected in the notes thereto.

SECTION 4.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. From December 31, 1996 through the date hereof, there has not been any material adverse change in the business, operations, properties, assets, liabilities, condition (financial or other), results of operations or prospects of Parent and its subsidiaries, taken as a whole.

SECTION 4.8 LITIGATION. There are no claims, suits, actions or proceedings pending or, to the knowledge of Parent, threatened against, relating to or affecting Parent or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator. Neither Parent nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have any material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Parent and its subsidiaries.

SECTION 4.9 NO VIOLATION OF LAW. Neither Parent nor any of its subsidiaries is in violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance, or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, do not have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Parent and its subsidiaries, taken as a whole. As of the date of this Agreement, to the knowledge of Parent, no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same.

SECTION 4.10 COMPLIANCE WITH AGREEMENTS. Parent and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (a) the respective charters, by-laws or other similar organizational instruments of Parent or any of its subsidiaries or (b) any contract, comments, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which Parent or any

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of its subsidiaries is a party or by which any of them is bound or to which any of their property is subject.

SECTION 4.11 TAXES. Parent and its subsidiaries have (i) duly filed with the appropriate governmental authorities all Tax Returns required to be filed by them for all periods ending on or prior to the Effective Time, and such Tax Returns are true, correct and complete in all material respects, and (ii) duly paid in full or made adequate provision for the payment of all Taxes for all periods ending at or prior to the Effective Time. The liabilities and reserves for Taxes reflected in the Parent balance sheet as of December 31, 1996 contained in Parent's Financial Statements attached hereto as Exhibit C are adequate to cover all Taxes for all periods ending on or prior to the Effective Time and there are no material liens for Taxes upon any property or assets of Parent or any subsidiary thereof, except for liens for Taxes not yet due. There are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the Internal Revenue Service (the "IRS") or any other governmental taxing authority with respect to Taxes of the Parent or any of its subsidiaries. Neither Parent nor any of its corporate subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code.

         (b) For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof when computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable or imposed or with respect to any such taxes, charges, fees, levies or other assessments.

         (c) For purposes of this Agreement, the term "Tax Return" shall mean any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes.

SECTION 4.12 EMPLOYEE BENEFIT PLAN; ERISA. At the date hereof, Parent and its subsidiaries do not maintain or contribute to any material domestic employee benefit plans, programs, arrangements or practices (such plans, programs, arrangements or practices of Parent and its subsidiaries being referred to as the "Parent Plans"), including employee benefit plans within the meaning set forth in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other similar material arrangements for the provision of benefits (excluding any "Multiemployer Plan" within the meaning of Section 3(37) of ERISA or a "Multiple Employer Plan" within the meaning of Section 413(c) of the Code). Neither Parent nor its subsidiaries has any obligation to create any such plan.

SECTION 4.13 INVESTMENT COMPANY ACT. Parent and each of its subsidiaries either
(a) is not an "investment company", a company "controlled" by, or an "affiliated company" with respect

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to, an "investment company", within the meaning of the Investment Company Act of
1940 (the "Investment Company Act") or (b) satisfies all conditions for an exemption from the Investment Company Act, and, accordingly, neither Parent nor any of its subsidiaries is required to be registered under the Investment
Company Act.

SECTION 4.14 LABOR CONTROVERSIES. There are no significant controversies pending or, to the knowledge of Parent, threatened between Parent or its subsidiaries and their employees, to the knowledge of Parent, there are no material organizational efforts presently being made involving any of the presently unorganized employees of Parent and its subsidiaries. Parent and its subsidiaries have, to the knowledge of Parent, complied in all material respects with all laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, and the payment of social security and similar taxes, and no person has, to the knowledge of Parent, asserted that Parent or any of its subsidiaries is liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

SECTION 4.15 CERTAIN AGREEMENTS. Parent is not a party to any oral or written
(a) consulting or similar agreement with any present or former director, officer or employee or any entity controlled by any such person, (b) agreement with any executive officer or other key employee of the Parent the benefits of which are contingent, or the terms of which axe materially altered, upon the occurrence of a transaction involving the Parent of the nature contemplated by this Agreement,
(c) agreement with respect to any executive officer or other key employee of the Parent providing any term of employment or compensation guarantee or (d) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of the transactions contemplated by this Agreement.

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent as follows:

SECTION 5.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Company, taken as a whole. True, accurate and complete copies of the Company's Articles of Incorporation and By-laws, in each case as in effect on the date hereof, including all amendments thereto have heretofore been delivered to Parent.

SECTION 5.2 CAPITALIZATION.

         (a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock. As of the dare hereof, 58,675,000 shares of Company Common Stock are issued and outstanding. All of the issued and outstanding shares of Company Common Stock are validly issued and are fully paid, nonassessable.

         (b) Except as set forth in Schedule 5.2(b) hereof, as of the date hereof there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating the Company or any subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such agreement or commitment. Except as set forth in Schedule 5.2(b) hereof, there are no voting trusts, proxies or other agreements or understandings to which the Company is a party or is bound with respect to the voting of any shares of capital stock of the Company.

SECTION 5.3 AUTHORITY; NON-CONTRAVENTION; APPROVALS.

         (a) The Company has full corporate power and authority to enter into this Agreement and, subject to the Company Stockholders' Approval, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by the Company's Board of Directors and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby, except for the Company Stockholders' Approval. This Agreement has been duly and validly executed and delivered by the Company, and, assuming the due authorization, execution and delivery hereof by Parent, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (b) general equitable principles.

         (b) The execution and delivery of this Agreement by the Company does not, and the consummation by the Company of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under any of the terms, conditions or provisions of (i) the charter or by-laws of the Company, (ii) subject to the receipt of the Company Stockholders' Approval, any statue, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or any of its properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company is now a party or by which the Company or any of its properties or assets may be bound or affected, excluding form the foregoing clauses (ii) and (iii) such violations, conflicts, breaches, defaults, terminations, accelerations or creation of liens, security interest, charges or encumbrances that would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospect of the Company, taken as a whole.

         (c) Except for the making of the Merger Filings with the Secretaries of State of the State of Colorado and Nevada in connection with the Merger, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a material adverse effect on the business, operations, properties assets, condition (financial or other), results of operations or prospects of the Company, taken as a whole.


                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

SECTION 6.1 ACCESS TO INFORMATION. Parent and its subsidiaries shall afford to the Company and its accountant, counsel, financial advisors and other representatives (the "Company Representatives") full access during normal business hours throughout the period prior to the Effective Time to all of their respective properties, books, contract, commitments and record (including, but not limited to, Tax Returns) provided that no investigation pursuant to this
Section 6.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Parent and its subsidiaries shall hold and shall use their best efforts to cause the Parent Representatives to hold, and the Company and its subsidiaries shall hold in strict confidence all non-public documents and information furnished to Parent or to the Company, as the case may be, in connection with the transactions contemplated by this Agreement. In the event that this Agreement is terminated in accordance with its terms, each party shall promptly redeliver to the other all non-public written material provided pursuant to this Section 6.1 and shall not retain any copies, extracts or other reproductions in whole or in part of such written materials.

SECTION 6.2 COMPANY STOCKHOLDERS' APPROVAL. The Company shall promptly submit this Agreement and the transactions contemplated hereby for the approval of its stockholders at a meeting of stockholders or pursuant to written consent and, subject to the fiduciary duties of the Board of Directors of the Company under applicable law, shall use its best efforts to obtain stockholder approval and adoption (the "Company Stockholders' Approval") of this Agreement and the transactions contemplated hereby. Such meeting shall be held as soon as practicable following the date hereof, but not later than the Closing Date. Subject to the fiduciary duties of the Board of Directors of the Company under applicable law, the Company shall, through its Board of Directors, recommend to its stockholders approval of the transaction contemplated by this Agreement.

SECTION 6.3 EXPENSES. All costs and expenses incurred in connection with this Agreement, and the transactions contemplated hereby shall be paid by the party incurring such expenses.

SECTION 6.4 AGREEMENT TO COOPERATE. Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals and to effect all necessary registrations, filings and submissions and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, to the requisite votes of the stockholders of the Company.

SECTION 6.5 PUBLIC STATEMENTS. The parties shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or written public statement prior to such consultation.

SECTION 6.6 COMPANY PRINCIPAL SHAREHOLDER AGREEMENT. At the Closing, the Company shall deliver a Principal Shareholder Agreement in the form of Exhibit D hereto executed by each of Everett B. Schulze, Jr. and Donald P. Uhl (the "Company Principal Shareholder Agreement"). The Company Principal Shareholder Agreement shall provide that each of American International Investments, Inc. and Donald
P. Uhl do not presently intend, and agrees not to, sell any shares of Parent Common Stock for a period of one year after the Effective Date.


                                   ARTICLE VII
                                   CONDITIONS

SECTION 7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

         (a) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of the Company under applicable law;

         (b) No preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted);

         (c) No action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United Stares which would prevent the consummation of the Merger; and

         (d) All governmental consents, orders end approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Effective Time, and all consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have become Final Orders.

SECTION 7.2 CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. Unless waived by the Company, the obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

         (a) Parent shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Parent contained in this Agreement shall be true and correct in all material respects on and as of
(i) the date made and (ii) the Closing Date, and the Company shall have received a certificate of the Chairman of the Board and Chief Executive Officer, the President or a Vice President of Parent to that effect;

         (b) The Company shall have received an opinion from counsel to the Parent, dated the Closing Date, substantially in the form set forth in Exhibit E hereto;

         (c) Since the date hereof, (i) there shall have been no changes that constitute, and (ii) no event or events shall have occurred which have resulted in or constitute, a material adverse change in the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Parent and its subsidiaries, taken as a whole (exclusive of changes or events resulting from regulatory, business or economic conditions of general applicability);

         (d) The merger shall have been approved by shareholders of In Store and Parent and shareholders holding not more than 5% of Company Common Stock shall have requested or receive dissenter's rights pursuant to applicable state law; and

         (e) Effective as of the Effective Time, Parent shall grant to Everett
B. Schulze, Jr. ("Schulze") options to acquire 1,000,000 shares of Parent Common Stock at an exercise price of $1.00 per share subject to the following vesting provisions:

           Number of Options               Vesting Requirement
           -----------------               -------------------

               250,000             Complete substantial equipment financing
               250,000             Completion of seven (7) kiosks
               500,000             Installation of 1,000 kiosks in retail stores

In the event that Schulze's employment is terminated for "Cause" (as defined in the applicable employment agreement) prior to the vesting of any options, such options shall immediately terminate and expire. Upon any termination not for Cause, all options shall immediately vest and become exercisable for a period of five years.

SECTION 7.3 CONDITIONS TO OBLIGATIONS OF PARENT TO RETEST THE MERGER. Unless waived by Parent, the obligations of Parent to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions:

         (a) The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of (i) the date made and (ii) the Closing Date, and Parent shall have received a Certificate of the President an Chief Executive Officer or of a Vice President of the Company to that effect;

         (b) Since the date hereof, (i) there shall have been no changes that constitute, and (ii) no event or events shall have occurred which have resulted in or constitute, a material adverse change in the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Company, taken as a whole (exclusive of changes or events resulting from regulatory, business or economic conditions of general applicability); and

         (c) All governmental consents, orders, and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Closing Date.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

SECTION 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the stockholders of the Company or Parent:

         (a) by mutual consent of Parent and the Company; or

         (b) unilaterally by Parent or the Company if the other fails to perform any covenant in material respect in this Agreement, and does not cure the failure in all material respects within 30 business days after the terminating party delivers written notice of the alleged failure or if may condition to the obligations of that party is not satisfied (other than by reason of a breach by that party of its obligations hereunder), and it reasonably appears that the condition cannot be satisfied prior to September 30, 1998.

SECTION 8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of either the Company, Parent, or their respective officers or directors. Nothing in this Section 8.2 shall relieve any party from liability for any breach of this Agreement.

SECTION 8.3 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law.

SECTION 8.4 WAIVER. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and (c) waive compliance with any of the agreements or conditions, contained herein. Any agreement on the part of a party hereto to any such extension or WAIVER shall be valid if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE XX
                               GENERAL PROVISIONS

SECTION 9.1 Survival at Representations and Warranties. All representations and warranties in this Agreement shall survive the Merger for a period of one (1) year.

SECTION 9.2 Brokers. The Company represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Parent represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

SECTION 9.3 Novices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

       (a)      If to Parent, to:         Crescent Gold Corporation
                                          c/o M. Richard Cutler, Esq.
                                          610 Newport Center Drive, Suite 800
                                          Newport Beach, California 92660

       (b)      If to the Company, to:    In Store Media Systems, Inc.
                                          15423 E. Batavia Drive
                                          Aurora, Colorado 80011
                                          Attention: Mr. Donald P. Uhl

                with a copy to;           Jeffers, Wilson, Shaff & Falk, LLP
                                          8881 Von Ka4rman, Suite 1400
                                          Irvine, California 92612
                                          Attention: Christopher A. Wilson, Esq,

SECTION 9.4 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 9.5 Miscellaneous. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof;
(b) shall not be assigned by operation of law or otherwise; and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Colorado (without giving effect to the provisions thereof relating to conflicts of law).

SECTION 9.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

SECTION 9.7 Parties in Interest. This Agreement shall be binding upon and limit solely to the benefit of each party hereto, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         In WITNESS WHEREOF, Parent and the Company have caused this Agreement to be signed by their representative officers thereunto duly authorized as of the date first written above.



IN STORE MEDIA SYSTEMS, INC.
A Colorado corporation

By:/S/ Everett E. Schulze, Jr.
   ---------------------------
   Name:       Everett E. Schulze, Jr.
   Title::     Chief Executive Officer and President


By:/S/ Donald P. Uhl
   ----------------------------
   Name:       Donald P. Uhl
   Title:      Secretary


Crescent Gold Corporation,
A Nevada corporation

By: /S/ A. R. Stull
    ---------------------------
    Name:
    Title:     President and Secretary



                               (SIGNATURE PAGE TO
                  MERGER AGREEMENT AND PLAN OF REORGANIZATION)

                                   EXHIBIT A-2

                           NEVADA ARTICLES OF MERGER

                                    EXHIBIT B

                            CERTIFICATE OF AMENDMENT

                                    EXHIBIT C

                         PARENT'S FINANCIAL STATEMENTS

                                   EXHIBIT D

                    COMPANY PRINCIPAL SHAREHOLDER AGREEMENT

                                   EXHIBIT A-l

                           COLORADO ARTICLES OF MERGER

                                    EXHIBIT E

                              PARENT LEGAL OPINION